Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated December 16, 2011, with respect to the Financial Statements of Legg Mason ClearBridge Appreciation Fund, a series of Legg Mason Partners Equity Trust, as of October 31, 2011, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 22, 2012

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated December 16, 2011, with respect to the Financial Statements of Legg Mason ClearBridge Equity Fund, a series of Legg Mason Partners Equity Trust, as of October 31, 2011, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 22, 2012

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated December 16, 2011, with respect to the Financial Statements of Legg Mason ClearBridge Tactical Dividend Income Fund (formerly Legg Mason ClearBridge Diversified Large Cap Growth Fund), a series of Legg Mason Partners Equity Trust, as of October 31, 2011, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 22, 2012